EXHIBIT 99.3

GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information is based on the historical financial statements of General Employment Enterprises, Inc. (the "Company") and Access Data Consulting Corporation ("Access"), after giving effect to the Company's acquisition of Access. The notes to the unaudited pro forma financial information describe the reclassifications and adjustments to the financial information presented.

The unaudited pro forma combined balance sheet as of June 30, 2015 and statements of operations for the nine month period ended June 30, 2015 and the year ended September 30, 2014, are presented as if the acquisition of Access had occurred on September 30, 2013 and were carried forward through each of the periods presented.

The allocation of the purchase price used in the unaudited pro forma combined financial information is based upon the respective fair values of the assets and liabilities of Access as of the date on which the Access Stock Purchase agreement was signed.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company's consolidated results of operations or financial position that the Company would have reported had the Access acquisition been completed as of the dates presented, and should not be taken as a representation of the Company's future consolidated results of operation or financial position.

The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on form 10-K for the year ended September 30, 2014.

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GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF JUNE 30, 2015

(UNAUDITED)

(In Thousands)

	GENERAL EMPLOYMENT	ACCESS	PROFORMA ADJUSTMENTS		PROFORMA
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,113	$4,536	(3,691)	(3)(4)(5)	$1,958
Accounts receivable	5,625	3,014			8,639
Other current assets	503	196			699
Total current assets	7,241	7,746			11,296
Property and equipment, net	414	31			445
Goodwill	6,396	-	7,783	(9)	14,179
Intangible assets, net	3,469	-	5,300	(8)	8,769
Other assets	-	83			83
TOTAL ASSETS	$17,520	$7,860			$34,772
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term debt	$3,197	$-			$3,197
Accounts payable	547	720			1,267
Accrued compensation	1,448	278			1,726
Other current liabilities	540	358	1,445	(6)	2,343
Total current liabilities	5,732	1,356			8,533
Other long-term liabilities	-	-	4,500	(7)	4,500
Total long-term liabilities	-	-			4,500
Commitments and contingencies
SHAREHOLDERS' EQUITY
Preferred stock; no par value; authorized - 20,000 shares; issued and outstanding - none	8,118	-			8,118
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 3,099 shares	16,597	128	9,823	(3)(2)(1)	26,548
(Accumulated deficit) retained earnings	(12,927)	6,376	(6,376	)(2)	(12,927)
Total shareholders' equity	11,788	6,504			21,739
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$17,520	$7,860			$34,772

Adjustments to the Pro Forma Consolidated Balance Sheet

(1) Represents the issuance of 327,869 shares of common stock valued at approximately $2,197,000

(2) Elimination of Access's Capital Stock and retained earnings as part of purchase accounting

(3) Represents the issuance of 1,246,000 shares of common stock valued at approximately $7,754,000

(4) Represents the $4,445,000 of estimated cash the Sellers transferred prior to closing of the transaction

(5) Represents the $7,000,000 of cash paid to sellers at closing

(6) Represents the $945,000 of cash paid to seller after working capital audit or 90 days, and the current portion of the loan, $500,000

(7) Represents the long-term portion of the loan, $2,500,000 and the $2,000,000 expected earnout

(8) Represents the management estimated intangible asset as of closing date, to be verified post acquisition with full purchase price allocation

(9) Represents the management estimated goodwill as of closing date, to be verified post acquisition with full purchase price allocation

See notes to unaudited pro forma combined financial information

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GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED JUNE 30, 2015

(UNAUDITED)

Nine months ended June 30, 2015

(In Thousands, Except Per Share Data)

	GENERAL EMPLOYMENT	ACCESS	PROFORMA ADJUSTMENTS		PROFORMA
NET REVENUES:
Contract staffing services	$26,048	$14,183			$40,231
Direct hire placement services	4,880	-			4,880
NET REVENUES	30,928	14,183			45,111
Cost of contract services	21,488	12,551			34,039
Selling, general and administrative expenses	9,578	484			10,062
Amortization of intangible assets	305	-	400	(a)	705
INCOME (LOSS) FROM OPERATIONS	(443)	1,148			305
Change in fair value of derivative liability	(2,251)				(2,251)
Litigation Settlement		350	(350	)(d)
Interest expense	406	8			414
Loss on extinguishment of debt	(234)	-			(234)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	(3,334)	1,140			(2,594)
Provision for income tax	-		(c)		-
INCOME (LOSS) FROM OPERATIONS	$(3,334)	$1,140			$(2,594)
PREFERRED STOCK DIVIDEND	(207)				(207)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDER	$(3,541)	$-			$(2,801)
BASIC LOSS PER SHARE	(1.26)	$-			$(0.64)
DILUTED LOSS PER SHARE	(1.26)	$-			$(0.59)
WEIGHTED AVERAGE NUMBER OF SHARES - BASIC	2,803	-	1,574	(b)	4,377
WEIGHTED AVERAGE NUMBER OF SHARES -DILUTED	2,803	-	1,574	(b)	4,377

(a) Represents estimated amortization of intangible assets related to Access

(b) Represents additional shares issued related to the acquisition and capital raise.

(c) Represents the estimated provision for income tax

(d) Represents the Litigation Settlement

See notes to unaudited pro forma combined financial information.

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GENERAL EMPLOYMENT ENTERPRISES, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED SEPTEMBER 30, 2014

(UNAUDITED)

Year ended September 30, 2014

(In Thousands, Except Per Share Data)

	GENERAL EMPLOYMENT	ACCESS	PROFORMA ADJUSTMENTS		PROFORMA
NET REVENUES:
Contract staffing services	$32,723	$21,167			$53,890
Direct hire placement services	7,088	-			7,088
NET REVENUES	39,811	21,167			60,978
Cost of contract services	26,417	17,920			44,337
Selling, general and administrative expenses	13,709	702			14,411
Amortization of intangible assets	326	-	530	(a)	856
INCOME (LOSS) FROM OPERATIONS	(641)	2,545			1,374
(Gain) on change in derivative liability	(47)				(47)
Loss on sale of marketable securities		2	(2	)(e)
Interest expense (income)	507	(1)			506
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION	(1,101)	2,544			915
Provision for income tax	(24)	-	(322	)(c)	(346)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$(1,125)	$2,544			$569
Loss from discontinued operations	(230)	-			(230)
NET INCOME (LOSS)	$(1,355)	$2,544			$339
BASIC AND DILUTED LOSS PER SHARE
From continuing operations	$(0.40)	$-			$0.13
From discontinued operations	$(0.08)	$-			$(0.05)
Total net loss per share	$(0.48)	$-			$0.08
WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED	2,830	-	1,574	(b)	4,404

(a) Represents estimated amortization of intangible assets related to Access

(b) Represents additional shares issued related to the acquisition and capital raise.

(c) Represents the estimated provision for income tax

(e) Represents the gain or loss on sale of marketable securities

See notes to unaudited pro forma combined financial information.

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GENERAL EMPLOYMENT ENTERPRISES, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined balance sheet as of June 30, 2015, and the unaudited pro forma statements of operations for the nine months ended June 30, 2015 and the year ended September 30, 2014, are based on the historical financial statements of the Company and Access after giving effect to the Company's acquisition of Access and reclassification and adjustments described in the accompanying notes to the unaudited pro forma combined financial information.

The Company accounts for business combinations pursuant to Accounting Standards Codification ASC 805, Business Combinations. In accordance with ASC 805, the Company uses it best estimates and assumptions to accurately assign fair value to the assets acquired and the liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of the purchase consideration over the fair value of the assets acquired and the liabilities assumed.

The fair values assigned to Access's assets acquired and liabilities assumed are based on management's estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but is waiting for additional information, primarily related to estimated values of current and non-current income taxes payable and deferred taxes, which are subject to change, pending the finalization of certain tax returns. The Company expects to finalize the valuation of the assets and liabilities as soon as practicable, but not later than one year from the acquisition date.

The unaudited pro forma combined financial information is not intended to represent or be indicative of the Company's consolidated results of operations or financial position that the Company would have reported had the Access acquisition been completed as of the dates presented, and should not be taken as a representation of the Company's future consolidated results of operation or financial position.

The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on Form 10-K for the year ended September 30, 2014.

Accounting Periods Presented

For purposes of these unaudited pro forma combined financial information, Access's historical year end December 31, have been aligned to more closely conform to the Company's year end of September 30, as explained below. Certain pro forma adjustments were made to conform Access's accounting policies to the Company's accounting policies as noted below.

The unaudited pro forma combined balance sheet as of June 30, 2015 and the statements of operations for the nine months ended June 30, 2015 and the year ended September 30, 2014, are presented as if the acquisition of Access had occurred on September 30, 2013 and were carried forward through each of the periods presented.

Reclassifications

The Company reclassified certain accounts in the presentation of Access's historical financial statements in order to conform to the Company's presentation.

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2. ACQUISITION OF ACCESS

On October 4, 2015 General Employment Enterprises, Inc. (the "Company") entered into a Stock Purchase Agreement (the "Access Data Agreement") with William Daniel Dampier and Carol Lee Dampier (collectively, the "Sellers"). Pursuant to the terms of the Access Data Agreement the Company acquired on October 4, 2015, 100% of the outstanding stock of Access Data Consulting Corporation., a Colorado corporation ("Access Data"), for a purchase price (the "Purchase Price") equal to $13,000,000 plus or minus the NWC Adjustment Amount (as defined below) plus up to $2 million of an "earnout".

The consideration shall be paid as follows:

·	Cash Payment to Sellers. At the closing, the Company paid to Sellers $7,000,000 in cash (the "Closing Cash Payment").

·

Working Capital Reserve Fund. In addition to the Closing Cash Payment to Sellers, the Company shall pay to Sellers an additional $1,000,000 (the "Working Capital Holdback"), plus or minus the NWC Adjustment Amount, in cash within twenty (20) days after the completion of an audit of Access Data's financial information from its most recent fiscal year end to the closing date, but in any event not later than ninety (90) days after the closing date.

·

Purchase Price Adjustment – Working Capital. The Purchase Price will be adjusted (positively or negatively) based upon the difference in the book value of the "Closing Working Capital" as compared to the "Benchmark Working Capital" of $2 million (such difference to be called the "NWC Adjustment Amount").If the NWC Adjustment Amount is positive the Purchase Price will be increased by the NWC Adjustment Amount. If the NWC Adjustment Amount is negative, the Purchase Price will be decreased by the NWC Adjustment Amount. If the Purchase Price increases then the Company will pay to the Sellers the sum of the increase plus the Working Capital Holdback within twenty (20) days of a final determination. If the Purchase Price decreases then Sellers will pay the amount of the decrease to the Company within twenty (20) days of a final determination, which first shall be funded from the Working Capital Holdback held by the Company (which shall be credited to the Sellers). If the amount of the Purchase Price decrease exceeds the Working Capital Holdback then the Sellers will pay the difference to the Company within twenty (20) days of a final determination. If the Working Capital Holdback exceeds the payment due from the Sellers then the remaining balance of those funds after the payment to the Company shall be paid to the Sellers.

·

Sellers' Promissory Notes At the closing, the Company delivered to the Sellers a Subordinated Nonnegotiable Promissory Note (the "Sellers' Promissory Note") executed by the Company in the aggregate principal amount of $3 million. A copy of the Sellers' Promissory Note has been filed as Exhibit 4.1 to this Form 8-K. The Sellers' Promissory Note is secured by the certain collateral of the Company pursuant to a Security Agreement dated as of October 4, 2015 by and among the Company and the Sellers (the "Security Agreement"), a copy of which has been filed as Exhibit 10.2 to this Form 8-K. The descriptions of each of the Sellers' Promissory Note and the Security Agreement contained in this Current Report on the Form 8-K are qualified in their entirety by reference to Exhibits 4.1 and 10.2, respectively.

·

Earnout Payment. Up to an additional $2,000,000 (the "Earnout") may be paid by the Company to the Sellers with respect to the fiscal year ended September 30, 2016, subject to the satisfaction of certain earnout provisions contained in the Access Data Agreement. Any earnout payment to be paid by the Company shall be paid 50% in the form of cash and 50% in the form of shares of Company common stock.

·

Payment of Shares of Company Common Stock. Two Million Dollars ($2,000,000) of the Purchase Price will be paid in issued shares of common stock of the Company. The number of shares of common stock payable to the Sellers will be 327,869 shares at $6.10 per share (the "Issue Price"); provided however, that if, during such twenty (20) day trading period, the Company pays a dividend in, splits, combines into a smaller number of shares, or issues by reclassification any additional shares of its common stock (a"Stock Event"), then the closing prices used in the above calculation shall be appropriately adjusted to provide the Sellers the same economic effect as contemplated by this Agreement prior to such action. If the closing price of the shares of the Company's common stock on the trading day immediately preceding the day on which the Issued Shares are first freely salable under Rule 144 (the "Rule 144 Date") is less than 90% of the Issue Price, then the Company shall make a one-time adjustment and shall promptly pay to the Sellers, in stock in the form of additional shares of common stock of the Company at the market value on the Rule 144 Date, the difference between the aggregate value of the Issued Shares at the Issue Price and the aggregate value of the Issued Shares at the closing price on the Rule 144 Date.

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The Company utilized a portion of the proceeds from the public offering of common stock it completed on July 27, 2014 and a portion of the proceeds from the private placement of a $4,185, 000 subordinated promissory note (the "Subordinated Note") to JAX Legacy – Investment 1, LLC, to finance the payment of the cash portion of the Purchase Price of Access Data.

Under the purchase method of accounting, the transaction was valued for accounting purposes at an estimated $15,142,000, which was the estimated fair value of the consideration paid by the Company, after it was determined post-closing that the net working capital was only approximately $1,945,000. The estimate was based on the consideration paid of $2,197,000 based on 327,869 shares of common stock at the closing price on October 5, 2015 of $6.70 per share, the estimated cash of approximately $7,945,00 paid based on terms of the agreement, after agreement on the closing net working capital, the $3,000,000 Promissory Note and the $2,000,000 earn out.

The assets and liabilities of Access will be recorded at their respective fair values as of the closing date of the Access Agreement, and the following table summarizes these values based on the estimated balance sheet at October 4, 2015.

The intangibles will be recorded, based on the Company's estimate of fair value, which are expected to consist primarily of customer lists with an estimated life of five to ten years and goodwill. Upon completion of an independent purchase price allocation and valuation, the allocation intangible assets will be adjusted accordingly.

$3,415	Assets Purchased
1,356	Liabilities Assumed
2,059	Net Assets Purchased
15,142	Purchase Price
$13,083	Intangible Asset from Purchase

3. PRO FORMA ADJUSTMENTS

(1)	Represents the issuance of 327,869 shares of common stock valued at approximately $2,197,000
(2)	Elimination of Access's Capital Stock and retained earnings as part of purchase accounting
(3)	Represents the issuance of 1,246,000 shares of common stock valued at approximately $7,754,000
(4)	Represents the $4,445,000 of estimated cash the Sellers transferred prior to closing of the transaction
(5)	Represents the $7,000,000 of cash paid to sellers at closing
(6)	Represents the $945,000 of cash paid to seller after working capital audit or 90 days, and the current portion of the loan, $500,000
(7)	Represents the long-term portion of the loan, $2,500,000 and the $2,000,000 expected earnout
(8)	Represents the management estimated intangible asset as of closing date, to be verified post acquisition with full purchase price allocation
(9)	Represents the management estimated goodwill as of closing date, to be verified post acquisition with full purchase price allocation

(a) Represents estimated amortization of intangible assets related to Agile
(b) Represents additional shares issued related to the acquisition and capital raise.
(c) Represents the estimated provision for income tax
(d) Represents the Litigation Settlement
(e) Represents the gain or loss on sale of marketable securities

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4. PUBLIC OFFERING

On July 22, 2015, the Company entered into an underwriting agreement (the "Underwriting Agreement") with Roth Capital Partners, LLC (the "Representative"), as the representative of the several underwriters identified therein (collectively, the "Underwriters"), pursuant to which the Company agreed to offer and sell up to 1,120,000 shares of the Company's common stock, no par value (the "Common Stock"), at a price of $0.70 per share. Under the terms of the Underwriting Agreement, the Company has granted the Representative an option, exercisable for 30 days, to purchase up to an additional 168,000 shares of Common Stock to cover over-allotments, if any.

The Company received net proceeds from this offering, after deducting underwriting discounts and commissions and offering expenses payable by the Company of approximately $7.8 million and issued 1,246,000 common shares, this includes the Underwriters exercise of the over-allotment option.

The offering was made pursuant to the Company's effective registration statements on Form S-3 (File No. 333- 204080), as amended and supplemented filed with the Securities and Exchange Commission (the "SEC").

The Company also issued warrants (the "Underwriter's Warrant") to the Underwriters to purchase up to a total of 124,600 shares of Common Stock, at a price of $8.40 per common share and are exercisable for five years. The Underwriter's Warrant has a seven-year piggyback registration right with respect to shares of common stock underlying the Underwriter's Warrant from the date of the Underwriting Agreement.

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